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                                  Exhibit 4.1

                                J2 COMMUNICATIONS

                       NLAG REGISTRATION RIGHTS AGREEMENT







                                  May 17, 2002

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                       NLAG REGISTRATION RIGHTS AGREEMENT

        THIS NLAG REGISTRATION RIGHTS AGREEMENT, dated as of May 17, 2002 (this "AGREEMENT"), is entered into by and made among J2 COMMUNICATIONS, a California corporation (the "COMPANY"), National Lampoon Acquisition Group, LLC, a California limited liability company ("NLAG"), GTH Capital, Inc., a Florida corporation ("GTH"), and those parties set forth on the Schedule of Shareholders attached hereto (each, a "SHAREHOLDER" and collectively, the "SHAREHOLDERS").

        In consideration of the promises made herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article 1. DEFINITIONS.

        Section 1.1 DEFINITIONS. As used in this Article 1 and elsewhere in this Agreement, the following terms shall have the following respective meanings:

        "COMMISSION" means the Securities and Exchange Commission or any other federal agency administering the Securities Act.

        "COMMON SHARES" means the Company's Common Stock, no par value per share.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

        "PERSON" means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization, a government or any department or agency thereof or any other entity.

        "REGISTRABLE SECURITIES" means (i) any Common Shares issued or issuable upon conversion of the Series B Shares, (ii) any Common Shares issued in respect of securities issued pursuant to the conversion of the Series B Shares upon any stock split, stock dividend, recapitalization or similar event, and (iii) any Common Shares issued or issuable upon exercise of the warrants to purchase Common Shares issued to the Shareholders in connection with their purchase of Series B Shares.

        "REGISTRATION EXPENSES" shall have the meaning set forth in Section 5.1.

        "REGISTRATION STATEMENT" means the prospectus and other documents filed with the Commission to effect a registration under the Securities Act.

        "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal law then in force.

        "SELLING EXPENSES" means all underwriting discounts, selling commissions and transfer taxes incurred pursuant to the sale of Registrable Securities.

        "SERIES B SHARES" means the shares of Series B Convertible Preferred Stock of the Company, no par value per share.

        "SERIES B MAJORITY" means Shareholders holding in the aggregate not less than 50% of the outstanding Registrable Securities.

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Article 2. DEMAND REGISTRATIONS.

        Section 2.1 REQUESTS FOR REGISTRATION. Subject to Section 2.7, a Series B Majority shall have the right to make up to two separate requests in writing that the Company effect the registration of all or a part of the Registrable Securities held by those Shareholders, each such request to specify the registration form to be used and the intended method or methods of disposition of the Registrable Securities. The Company shall pay all Registration Expenses in connection with any registration pursuant to this Section 2.1, and all Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered. Each request for a registration pursuant to this Section 2.1 shall specify the approximate number of Registrable Securities requested to be registered. Promptly after receipt of any such request, the Company will give written notice of the requested registration to all other holders of Registrable Securities and, subject to Section 2.4 below, will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt of the Company's notice. A request for registration will not count as a request for registration under this Section 2.1 until the Registration Statement relating to the registration has become effective, provided that, in any event, the Company will pay all Registration Expenses in connection with any registration pursuant to this Section 2.1, regardless of whether the Registration Statement relating thereto has become effective unless such Registration Statement is withdrawn at the request of a Series B Majority, other than pursuant to Section 2.4, in which case the Series B Majority shall pay all such Registration Expenses.

        Section 2.2 SHORT-FORM REGISTRATIONS. The Company shall use its best efforts to qualify for registration on Form S-2 or S-3 or any comparable or successor form or forms or any similar short form registration ("SHORT-FORM REGISTRATIONS"). Subject to Section 2.7 (for registration on Form S-2 or any comparable or successor form or forms) and to Section 2.4 below, in addition to the demand registrations provided pursuant to Section 2.1 above, a Series B Majority will be entitled to request at any time and from time to time an unlimited number of Short-Form Registrations in which the Company will pay all Registration Expenses, provided that the Company shall not be obligated to effect any registration pursuant to this Section 2.2 more than twice in any one year. Registration on Form S-3 or any comparable or successor form or forms shall not be subject to the minimum demand threshold set forth in Section 2.7.

        Section 2.3 PRIORITY ON DEMAND REGISTRATIONS. If any registration pursuant to Section 2.1 or Section 2.2 (a "DEMAND REGISTRATION") is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and other securities requested to be included in the offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, the Company will include in the offering prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included that, in the opinion of such underwriters, can be sold without adversely affecting the

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marketability of the offering, pro rata among the respective holders thereof on the basis of the aggregate number of Registrable Securities owned by each holder.

        Section 2.4 RESTRICTIONS ON DEMAND REGISTRATIONS. The Company may postpone for a reasonable period of time, not to exceed 120 days, the filing of a prospectus or the effectiveness of a Registration Statement for a Demand Registration if the Company concludes, following consultation with, and after obtaining the good faith approval of, the board of directors of the Company, that the Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, amalgamation, consolidation, tender offer or similar transaction or otherwise would have a material adverse effect on the business, assets, operations, prospects or financial or other condition of the Company; provided, however, that in that event, the holders of a majority of Registrable Securities requesting the Demand Registration will be entitled to withdraw their request and, if the request is withdrawn, such Demand Registration will not count as one of the permitted Demand Registrations hereunder and the Company will pay, to the fullest extent permitted by applicable law, all Registration Expenses in connection with the registration or prospectus; provided, further, that the Company may not use this deferral right more than twice in the aggregate or more than once in any twelve month period.

        Section 2.5 SELECTION OF UNDERWRITERS. On any Demand Registration, a Series B Majority will have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Company's approval which will not be unreasonably withheld or delayed.

        Section 2.6 OTHER REGISTRATION RIGHTS. Except as provided in this Agreement and except for registration rights granted to James P. Jimirro ("JIMMIRO"), the Company will not grant to any holder or prospective holder of any securities of the Company registration rights with respect to the securities which are senior or pari passu to the rights granted hereunder without the prior written consent of a Series B Majority.

        Section 2.7 DEMAND THRESHOLD. The minimum demand threshold for any Demand Registration under Section 2.1 or on Form S-2 or any comparable or successor form or forms (but not Form S-3 or any comparable or successor form or forms) under Section 2.2 of this Agreement shall be the lesser of (1) Five Hundred Thousand Dollars ($500,000) and (2) the greater of (a) Fifty Percent (50%) of the Series B Shares owned by the Shareholders and (b) One Hundred Thousand Dollars ($100,000).

Article 3. PIGGYBACK REGISTRATIONS.

        Section 3.1 RIGHT TO PIGGYBACK. Whenever the Company proposes to register or qualify for distribution by prospectus any of its securities (other than pursuant to a Demand Registration or a registration under the Securities Act on Form S-4 or S-8 or any successor or similar forms) and the registration form or prospectus to be filed may be used for the registration or qualification for distribution of Registrable Securities (a

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"PIGGYBACK REGISTRATION"), whether or not for sale for its own account, the
Company will give prompt written notice to all holders of Registrable Securities of its intention to effect the registration or file the prospectus and will include in the registration or qualification all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt of the Company's notice. Any holder of Registration Securities that has given a written request may withdraw its Registrable Securities from the related Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the thirtieth (30th) day prior to the planned effective date of the related Piggyback Registration.

        Section 3.2 PIGGYBACK EXPENSES. The Registration Expenses of the holders of Registrable Securities will be paid by the Company in all Piggyback Registrations whether or not any registration or prospectus has become effective or final.

        Section 3.3 PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration is an underwritten primary registration or distribution by prospectus on behalf of the Company, and the managing underwriters advise the Company in writing (with a copy to each party hereto requesting registration or qualification for distribution by prospectus of Registrable Securities) that in their opinion the number of securities requested to be included in the registration or prospectus exceeds the number which can be sold in an offering without adversely affecting the marketability of the offering, the Company will include in the registration or prospectus (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in the registration and any securities requested by Jimirro to be included in the registration, pro rata among the holders of the securities on the basis of the number of securities so requested to be included therein owned by each holder, and (iii) third, other securities requested to be included in the registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section prior to the effectiveness of such registration, whether or not any Shareholder has elected to include securities in the registration, and except pursuant to Section 3.2 the Company shall have no liability to any of the Shareholders in connection with such termination or withdrawal.

        Section 3.4 PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration is an underwritten secondary registration or distribution by prospectus on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in the registration or qualification for distribution by prospectus exceeds the number which can be sold in an offering without adversely affecting the marketability of the offering, the Company will include in the registration or prospectus (i) first, the securities requested to be included therein by the holders requesting the registration, (ii) second, the Registrable Securities requested to be included in the registration, pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities so requested to be included therein owned by each holder, and (iii) third, other securities requested to be included in the registration.

        Section 3.5 OTHER REGISTRATIONS. If the Company has previously filed a

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Registration Statement with respect to Registrable Securities pursuant to
Article 2 or pursuant to Article 3, and if such previous registration or offering by prospectus has not been withdrawn or abandoned, the Company will not file and shall not be required to file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except under the Securities Act on Form S-4 or S-8 or any successor or similar forms), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least ninety (90) days have elapsed from the effective date of such previous registration.

Article 4. REGISTRATION PROCEDURES.

        Section 4.1 REGISTRATION PROCEDURES. Subject to Sections 2.4 and 3.5, whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and sale of those Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

        (a) prepare and, within sixty (60) days after the end of the period within which requests for registration may be given to the Company, unless the failure to file within such sixty (60) day period occurs due to matters outside the Company's control, in which case as soon as practicable, file with the Commission a Registration Statement with respect to the Registrable Securities and thereafter use its best efforts to cause the Registration Statement to become effective (provided that before filing a Registration Statement or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by the Registration Statement copies of all documents proposed to be filed, which documents will be subject to review of counsel);

        (b) prepare and file with the Commission any amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective for a period of either (i) not less than ninety (90) days (subject to extension pursuant to Section 7.2) or, if the Registration Statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or
(ii) a shorter period as will terminate when all of the securities covered by the Registration Statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in the Registration Statement (but in any event not before the expiration of any longer period required under the Securities Act), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement until such time as all of the securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in the Registration Statement;

        (c) furnish to each seller of Registrable Securities the number of copies of the

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Registration Statement, each amendment and supplement thereto, including each preliminary prospectus, final prospectus and other documents as the seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the seller;

        (d) use its best efforts to register or qualify the Registrable Securities under any other securities or blue sky laws of any jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the seller to consummate the disposition in those jurisdictions of the Registrable Securities owned by the seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any jurisdiction or (iii) consent to general service of process in any jurisdiction);

        (e) promptly notify each seller of the Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus contains an untrue statement of a material fact or omits to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of any such seller, the Company will prepare and furnish to seller a reasonable number of copies of a supplement or amendment to the prospectus so that, as thereafter delivered to the purchasers of Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

        (f) use its best efforts to cause all the Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

        (g) provide a transfer agent and registrar for all the Registrable Securities not later than the effective date of, or date of final receipt for, the Registration Statement;

        (h) enter into any customary agreements (including underwriting agreements with customary provisions) and take all other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of the Registrable Securities (including, without limitation, effecting a share split or a combination of shares);

        (i) make available for inspection, subject to reasonable confidentiality restrictions on use, by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other agent retained by any seller or underwriter, all financial and other records, pertinent corporate documents and documents relating to the business of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any seller, underwriter, attorney, accountant or agent in connection with the Registration Statement;

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        (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company's first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy, in the case of a registration in the United States, the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

        (k) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or ordering the cessation of trading or suspending the qualification of any securities included in the Registration Statement for sale in any jurisdiction, the Company will use its best efforts promptly to obtain the withdrawal of the order;

        (l) obtain one or more comfort letters, addressed to the holders of the Registrable Securities being sold, dated the effective date of such Registration Statement (and, if the registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement) signed by the Company's independent public accountants in customary form and covering matters of the type customarily covered by comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request; and (m) provide legal opinions of the Company's outside counsel, addressed to the holders of the Registrable Securities being sold, dated the effective date of the Registration Statement (and, if the registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the Registration Statement, each amendment and supplement thereto (including the preliminary prospectus) and all other documents relating thereto in customary form and covering matters of the type customarily covered by legal opinions of such nature. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company with information regarding the seller and the intended and actual distribution of the securities as the Company may from time to time reasonably request.

Article 5. REGISTRATION EXPENSES.

        Section 5.1 REGISTRATION EXPENSES. Except as otherwise expressly provided herein, all expenses incidental to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, word processing, duplicating and printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters and other Persons retained by the Company (all expenses being herein called "REGISTRATION EXPENSES"), will be borne by the Company. The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses

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and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed. Notwithstanding the foregoing, all Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered.

        Section 5.2 COUNSEL FEES. In connection with each Demand Registration and each Piggyback Registration, the Company will reimburse the holders of Registrable Securities covered by the registration or qualification for the reasonable fees and disbursements of, if applicable, one United States counsel chosen by the holders of a majority of the Registrable Securities included in the registration or qualification.

        Section 5.3 ALLOCATION OF UNPAID EXPENSES. To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration or qualification hereunder will pay those Registration Expenses allocable to the registration or qualification of the holder's securities so included, and any Registration Expenses not so allocable will be borne by all sellers of securities included in the registration in proportion to the aggregate selling price of the securities to be so registered or qualified.

Article 6. INDEMNIFICATION.

        Section 6.1 INDEMNIFICATION. The Company agrees to indemnify and hold harmless, and hereby does indemnify and hold harmless, each holder of Registrable Securities, its affiliates and their respective officers, directors and partners and each Person who controls the holder (within the meaning of the Securities Act) against, and pay and reimburse the holder, affiliate, director, officer or partner or controlling person for any losses, claims, damages and liabilities, joint or several, to which the holder or any such affiliate, director, officer or partner or controlling person may become subject under the Securities Act or otherwise, insofar as the losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or,
(ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will pay and reimburse holder and each affiliate, director, officer, partner and controlling person for any legal or any other expenses actually and reasonably incurred by them in connection with investigating or defending any loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any case to the extent that any loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in the Registration Statement, any prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, Written information prepared and furnished to the Company by the holder expressly for use therein or by the holder's failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished

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the holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company, if requested, will indemnify the underwriters, their officers and directors and each Person who controls the underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

        Section 6.2 COOPERATION. In connection with any Registration Statement in which a holder of Registrable Securities is participating, each holder will furnish to the Company in writing the information and affidavits as the Company reasonably requests for use in connection with any Registration Statement or prospectus and will indemnify and hold harmless the Company, its directors and officers, each underwriter and each other Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages and liabilities, joint or several, to which the Company or any director or officer, any underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as the losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the untrue statement or omission is made in the Registration Statement, any prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by the holder expressly for use therein, and such holder will reimburse the Company and each director, officer, underwriter and controlling Person for any legal or any other expenses actually and reasonably incurred by them in connection with investigating or defending any loss, claim, liability, action or proceeding; provided, however, that the obligation to indemnify and hold harmless will be individual and several to each holder and will be limited to the net amount of proceeds received by the holder from the sale of Registrable Securities pursuant to the Registration Statement.

        Section 6.3 CONTRIBUTION. If the indemnification provided for in Sections 6.1 or 6.2 is unavailable to an indemnified party under such Sections (other than by reason of exceptions provided in those Sections) in respect of any claims referred to in such Sections, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such claims in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Shareholder on the other in connection with the statements or omissions which resulted in such claims. The amount paid or payable by a party as a result of the claims referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The relative fault of the Company on the one hand and of the Shareholder on the other shall be determined by reference to, among other things, whether the applicable misstatement or alleged misstatement relates to information supplied by the Company or by the Shareholder and the parties' relative

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intent, knowledge, access to information and opportunity to correct or prevent such misstatement or alleged misstatement. The Company and the Shareholder agree that it would not be just and equitable if contribution pursuant to this Section
6.3 were determine by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 6.3, the Shareholder shall not be required to contribute any amount pursuant hereto in excess of the net proceeds (after deducting any discounts or commissions received by an underwriter in connection with such registration) from the offering received by the Shareholder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

        Section 6.4 NOTICE. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in the indemnified party's reasonable judgment a conflict of interest between the indemnified and indemnifying parties may exist with respect to the claim, permit the indemnifying party to assume the defense of the claim with counsel reasonably satisfactory to the indemnified party. If the defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without the indemnifying party's consent (but its consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by the indemnifying party with respect to the claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between the indemnified party and any other of the indemnified parties with respect to the claim.

        Section 6.5 SURVIVAL. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of the indemnified party and will survive the transfer of securities. Each party hereto also agrees to make any provisions, as are reasonably requested by any indemnified party, for contribution to the party in the event that indemnification from the party hereto is unavailable for any reason.

Article 7. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS.

        Section 7.1 PARTICIPATION. No Person may participate in any registration hereunder which is underwritten unless that Person (i) agrees to sell the Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve the arrangements (including, without limitation, pursuant to the terms of any overallotment or "green shoe" option requested by the managing underwriter(s), provided that no holder of Registrable Securities will be required to sell more than the number of Registrable Securities that the holder has requested the Company to include in any registration), (ii) completes and executes all

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questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of the underwriting arrangements, and (iii) cooperates with the Company's reasonable requests in connection with the registration or qualification (it being understood that the Company's failure to perform its obligations hereunder, which failure is caused by the Person's failure to cooperate, will not constitute a breach by the Company of this Agreement). The Person shall not be required to provide for indemnification obligations on the part of the Person that are greater than its obligations pursuant to Section 6.2.

        Section 7.2 NOTICE. Each Person who is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.1(e) above, the Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the Registration Statement until such Person's receipt of the copies of a supplemented or amended prospectus as contemplated by Section 4.1(e). In the event the Company shall give any such notice, the applicable time period mentioned in Section 4.1(b) during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of the notice pursuant to this Section to and including the date when each seller of a Registrable Security covered by the Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 4.1(e).

Article 8. RULE 144 REPORTING.

        Section 8.1 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to:

        (a) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

        (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time; and

        (c) so long as any Shareholder owns any Restricted Securities, furnish to the Shareholder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and any other reports and documents so filed as the Shareholder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Shareholder to sell any such securities without registration.

Article 9. MISCELLANEOUS.

        Section 9.1 NO INCONSISTENT AGREEMENTS. Subject to Section 2.6, the Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

        Section 9.2 ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES. The Company will not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include the Registrable Securities in a registration or qualification for sale by prospectus undertaken pursuant to this Agreement or which would adversely affect the marketability of the Registrable Securities in any registration or qualification (including, without limitation, effecting a share split or a combination of shares).

        Section 9.3 REMEDIES. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto shall have the right to injunctive relief, in addition to all of its other rights and remedies at law or in equity, to enforce the provisions of this Agreement; provided, however, that no Shareholder shall have any right to an injunction to prevent the filing or effectiveness of any Registration Statement of the Company.

        Section 9.4 AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company, NLAG and holders of a majority of the Registrable Securities and provided, however, that in the event that an amendment or waiver would treat a holder or group of holders of Registrable Securities in a manner different from any other holders of Registrable Securities, then the amendment or waiver will require the consent of the holder or the holders of a majority of the Registrable Securities of the group adversely treated. Notwithstanding the foregoing, the parties to this Agreement agree that this Agreement and the Schedule of Shareholders attached hereto shall be amended without further action on their part to add as Shareholders any purchaser of Series B Shares who acquires such shares upon exercise of the Option granted to NLAG or its designees pursuant to the Preferred Stock and Warrant Purchase Agreement among the Company, NLAG and the Shareholders dated April 25, 2002, as amended by the First Amendment to Preferred Stock and Warrant Purchase Agreement dated May 17, 2002 or (ii) exercise of the Warrant granted to GTH or its designees pursuant to the Warrant Agreement between the Company and GTH. Upon each purchase of such shares, the Company shall cause the Schedule of Shareholders to be amended to add such purchaser as a Shareholder and shall cause an appropriate amendment to this Agreement to be prepared, substantially in the form attached hereto as Exhibit A, and such amendment shall become effective upon execution of such amendment by the person purchasing such shares.

        Section 9.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the holders of the Registrable Securities (or any portion thereof) as such shall be for the benefit of and enforceable by any subsequent holder of any Registrable Securities (or of such portion thereof), subject to the provisions respecting the minimum numbers or percentages of shares of Registrable Securities (or of such portion thereof) required in order to be entitled to certain rights, or take certain actions, contained herein.

        Section 9.6 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in the manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in the jurisdiction as if the invalid, illegal or unenforceable provision had never been contained herein.

        Section 9.7 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all counterparts taken together will constitute one and the same Agreement.

        Section 9.8 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

        Section 9.9 GOVERNING LAW. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of California without regard to the principles of conflicts of law thereof.

        Section 9.10 NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to the Company at its principal office, to NLAG at 111 Monument Circle, Suite 3680, Indianapolis, Indiana 46204, Attention: Timothy S. Durham, to each Shareholder at the address of such Shareholder appearing on the books of the Company or to such other address as the Company, NLAG or each Shareholder shall have furnished to the other in writing.

        IN WITNESS WHEREOF, the undersigned have set their hands and seals as of the above date.


                                        J2 COMMUNICATIONS


                                        By:
                                            ------------------------------------
                                                James P. Jimirro, President

                                        "SHAREHOLDERS"



                                        ----------------------------------------
                                        Daniel S. Laikin


                                        ----------------------------------------
                                        Paul Skjodt


                                        ----------------------------------------
                                        Timothy S. Durham


                                        ----------------------------------------
                                        Ronald Holzer

                                        DC INVESTMENTS, LLC


                                        By:
                                            ------------------------------------
                                             Timothy S. Durham, Managing Member

                                        NATIONAL LAMPOON ACQUISITION GROUP, LLC


                                        By:
                                            ------------------------------------
                                             Daniel S. Laikin, Managing Member

                                        GTH CAPITAL, INC.


                                        By:
                                            ------------------------------------
                                             Art Chang, Chief Operating Officer

                            SCHEDULE OF SHAREHOLDERS


NAME                                               Address
Timothy S. Durham                           111 Monument Circle, Suite 3680
                                            Indianapolis IN 46204

Daniel S. Laikin                            25 West 9th Street
                                            Indianapolis IN 46204

Paul Skjodt                                 25 West Ninth Street
                                            Indianapolis IN 46204

Ronald Holzer                               600 Central Avenue, Suite 240
                                            Highland Park IL 60035

DC Investments, LLC                         111 Monument Circle, Suite 3680
                                            Indianapolis IN 46204

                                    EXHIBIT A

              AMENDMENT TO AND AGREEMENT TO JOIN IN AND BE BOUND BY
                          REGISTRATION RIGHTS AGREEMENT

        THE UNDERSIGNED, in consideration of the opportunity to join as a Shareholder under and be bound by the Registration Rights Agreement (the "AGREEMENT") by and among J2 Communications (the "COMPANY"), National Lampoon Acquisition Group LLC, and certain shareholders of the Company dated May 17, 2002, hereby acknowledges receipt of a copy of the Agreement, acknowledges the opportunity to review the terms and provisions of the Agreement, and agrees to join in and be bound by the terms of the Agreement as a Shareholder (as that term is defined in the Agreement).


DATED as of the ____ day of __________, 2002.



-----------------------------------
Signature


-----------------------------------
Printed Name